Exhibit 3.50
BYLAWS
DIAMOND RESORTS INTERNATIONAL CLUB, INC.
(formerly known as CLUB SUNTERRA, INC.)

BYLAWS

Page
Section 4.5 Quorum	6
Section 4.6 Vote Required for Action	6
Section 4.7 Participation by Telephone Conference	7
Section 4.8 Action by Directors Without a Meeting	7
Section 4.9 Adjournments	7

TABLE OF CONTENTS (Continued)

Page
Section 9.5 Court-Ordered Indemnification and Advances for Expenses	16

TABLE OF CONTENTS (Continued)

ARTICLE ONE
OFFICES AND AGENT
          Section 1.1 Registered Office and Agent. The corporation shall maintain a registered office in the State of Florida and shall have a registered agent whose business office is identical to the registered office.
          Section 1.2 Other Offices. In addition to its registered office, the corporation may have offices at any other place or places, within or without the State of Florida, as the Board of Directors may from time to time select or as the business of the corporation may require or make desirable.
ARTICLE TWO
SHAREHOLDERS’ MEETINGS
          Section 2.1 Place of Meetings. Meetings of shareholders may be held at any place within or without the State of Florida as set forth in the notice thereof or in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver, or if no place is so specified, at the principal office of the corporation.
          Section 2.2 Annual Meetings. The annual meeting of shareholders shall be held at such time as may be fixed by the Board of Directors, for the purpose of electing directors and transacting any and all business that may properly come before the meeting. If the annual meeting of shareholders is not held on the day designated in this Section 2.2, any business, including the election of directors, that might properly have been acted upon at that meeting may be acted upon at a special meeting in lieu of the annual meeting held pursuant to these bylaws or held pursuant to a court order.
          Section 2.3 Special Meetings. Special meetings of shareholders or a special meeting in lieu of the annual meeting of shareholders may be called at any time by the Board of Directors or the President. Special meetings of shareholders or a special meeting in lieu of the annual meeting of shareholders shall be called by the corporation upon the written request of the holders of twenty percent (20%) or more of all the votes entitled to be cast on the issue or issues proposed to be considered at the proposed special meeting.
          Section 2.4 Notice of Meetings. Unless waived as contemplated in Section 5.2, a notice of each meeting of shareholders stating the date, time and place of the meeting shall be given not less than ten (10) days nor more than sixty (60) days before the date thereof, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder entitled to vote at that meeting. In the case of an annual meeting, the notice need not state the purpose or purposes of the meeting unless the articles of incorporation or the Florida Business Corporation Act (the “Act”) requires the purpose or purposes to be stated in the notice of the meeting. In the case of a special meeting, including a special meeting in lieu of an annual meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.
          Section 2.5 Voting Group. Voting group means all shares of one or more classes or series that are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled to vote generally on the matter are for that purpose a single voting group.
          Section 2.6 Quorum. With respect to shares entitled to vote as a separate voting group on a matter at a meeting of shareholders, the presence, in person or by proxy, of a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter unless the articles of incorporation or the Act provides otherwise. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or to transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting for any adjournment of the meeting unless a new record date is or must be set for the adjourned meeting pursuant to Section 8.7 of these bylaws. A meeting may be adjourned from time to time by the holders of a majority of the voting shares represented despite the absence of a quorum.
          Section 2.7 Vote Required for Action. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, provisions of these bylaws validly adopted by the shareholders, or the Act requires a greater number of affirmative votes. If the articles of incorporation or the Act provides for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter. With regard to the election of directors, unless otherwise provided in the articles of incorporation, if a quorum exists, action on the election of directors is taken by a plurality of the votes cast by the shares entitled to vote in the election.
          Section 2.8 Voting of Shares. Unless the articles of incorporation or the Act provides otherwise, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if the ballot be cast by proxy, it shall also state the name of the proxy.
          Section 2.9 Proxies. A shareholder entitled to vote pursuant to Section 2.8 may vote in person or by proxy pursuant to an appointment of proxy executed in writing by the shareholder or by his attorney in fact. An appointment of proxy shall be valid for only one meeting to be specified therein, and any adjournments of such meeting, but shall not be valid for more than eleven (11) months unless expressly provided therein. Appointments of proxy shall be dated and filed with the records of the meeting to which they relate. If the validity of any appointment of proxy is questioned, it must be submitted to the secretary of the meeting of shareholders for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any appointment of proxy submitted and reference by the secretary in the minutes of the meeting to the regularity of an appointment of proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at the meeting and for all other purposes.
          Section 2.10 Presiding Officer. The Chairman of the Board shall serve as the chairman of every meeting of shareholders unless another person is elected by the shareholders to serve as chairman at the meeting. The chairman shall appoint any persons he deems required to assist with the meeting.
          Section 2.11 Adjournments. Whether or nor a quorum is present to organize a meeting, any meeting of shareholders (including an adjourned meeting) may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place, but no later that 120 days after the date fixed for the original meeting unless the requirements of the Act concerning the selection of the new record date have been met. At any reconvened meeting within that time period, any business may be transacted that could have been transacted at the meeting that was adjourned. If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned and before adjournment; provided, however, that if a new record date is or must be fixed, notice of the reconvened meeting must be given to persons who are shareholders as of the new record date.
          Section 2.12 Action of Shareholders Without a Meeting. Action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action or, if so provided in the articles of incorporation, by persons who would be entitled to vote at a meeting shares having voting power to cast not less that the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting and delivered to the corporation for inclusion in the minutes or filing with the corporate records. If action is taken by less than all of the shareholders entitled to vote on the action, all shareholders who have not consented in writing, but were entitled to vote on the matter shall be given written notice of the action not more than ten (10) days after the taking of action without a meeting.
          Section 2.13 Shareholders’ Agreements. In addition to those shareholders’ agreements authorized by                                          , the holders of all the outstanding and issued stock of the corporation may enter into an agreement or agreements between themselves, and the corporation also, if so elected, concerning the rights and privileges of respective classes of stock (including, but not limited to, voting rights) and the transferability of the stock of the corporation, and such agreement, where not otherwise contrary to law, shall be effective to establish the conditions of and methods of transferability of stock of the corporation to the extent attempted by said agreement.

ARTICLE THREE
THE BOARD OF DIRECTORS
          Section 3.1 Duties, Number, Election, Term and Qualification. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of not less than one nor more than 21 directors, the precise number to be fixed by resolution of shareholders or the Board of Directors from time to time. Each director shall be elected to serve until the next annual meeting and until his/her successor shall be elected and shall qualify. Directors may be removed by the shareholders either with or without cause. Directors need not be shareholders of the Corporation.
          Section 3.2 Removal. One or more directors may be removed from office with or without cause by shareholders by a majority of the votes entitled to be cast. If the director was elected by a voting group, only shareholders of that voting group may participate in the vote to remove him. Removal action may be taken at any meeting of shareholders with respect to which the notice stated that the purpose, or one of the purposes, of the meeting is removal of the director, and a removed director’s successor may be elected at the same meeting.
          Section 3.3 Vacancies. A vacancy occurring in the Board of Directors, other than by reason of an increase in the number of directors, shall be filled for the unexpired term by the first to take action of (a) shareholders or (b) the Board of Directors, and if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all directors remaining in office. If the vacant office was held by a director elected by a voting group, only the holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill the vacancy. A vacancy occurring in the Board of Directors by reason of an increase in the number of directors shall be filled in like manner as any other vacancy, but if filled by action of the Board of Directors shall only be for a term of office continuing until the next election of directors by shareholders and until the election and qualification of a successor.
          Section 3.4 Compensation. Unless the articles of incorporation provide otherwise, the Board of Directors may determine from time to time the compensation, if any, directors may receive for their services as directors. A director may also serve the corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in any other capacity.
          Section 3.5 Committees of the Board of Directors. The Board of Directors by resolution may designate from among its members an executive committee and one or more other committees, each consisting of one or more directors all of whom serve at the pleasure of the Board of Directors. Except as limited by the Act, each committee shall have the authority set forth in the resolution establishing the committee. The provisions of Article Four as to the Board of Directors and its deliberations shall be applicable to any committee of the Board of Directors.

          Section 3.6 General Powers. In addition to the power and authority conferred upon the Board of Directors by these By-Laws and by the charter of the corporation, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, by any legal agreement among the shareholders, by the Articles of Incorporation or by these By-Laws, directed or required to be exercised or done by the shareholders.
          Without restricting the general powers conferred above and otherwise by these By-Laws, or by the Articles of Incorporation or statute or other law, it is hereby expressly declared that the Board of Directors shall have the following powers:
     (a) From time to time to make and change rules and regulations not inconsistent with these By-Laws, for the management of the corporation’s business and affairs.
     (b) From time to time to adopt, alter, amend or repeal these By-Laws, except that the shareholders may prescribe that the Board of Directors shall have no power to alter, amend or repeal any By-Law or By-Laws adopted by the shareholders.
     (c) To purchase or otherwise acquire for the corporation any real estate or other property, rights or privileges which the corporation is authorized to acquire, at such price or consideration and generally on such terms and conditions as it thinks fit.
     (d) At its discretion, to pay for any property or rights acquired by the corporation, either wholly or partly in money, stock, bonds, debentures or other securities of the corporation, or by giving a note or notes of the corporation.
     (e) To sell, exchange, lease, improve, develop or in any other manner deal, in whole or in part, with any real estate or other property, rights or privileges owned or acquired by the corporation, and to construct, erect, repair or remodel any buildings or structures on property owned or acquired by the corporation, except as is otherwise required by law.
     (f) To create and appoint any and all officers of the corporation and to define their duties and powers, provided no such action shall be inconsistent with these By-Laws.
     (g) To appoint and, in its discretion, remove or suspend such subordinate officers, agents or servants, permanently or temporarily, as it deems fit, to determine their duties, to fix and from time to time change their salaries or emoluments, and to require security in such instances and amounts as it thinks fit.
     (h) To confer by resolution, upon any appointed officer of the corporation, the power to choose, remove or suspend such subordinate officers, agents or servants.
     (i) To determine who shall be authorized, on behalf of the corporation, to sign bills, notes, receipts, acceptances, endorsements, checks, leases, releases, contracts or other documents, and to discount or negotiate notes, drafts or other commercial paper.

     (j) To issue debentures, bonds and other evidence of debt containing such terms and conditions as it deems proper, without prior approval of the shareholders.
     (k) To confer upon any officer or combination of officers such specific powers as it deems proper and not inconsistent with these By-Laws.
     Specific reference to the above powers of the directors shall not preclude any officer of the corporation from having such power or powers where such power or powers are such as generally pertain to such officer’s respective office or have been conferred by the Board of Directors or these By-Laws or otherwise according to law on such officer’s respective office.
ARTICLE FOUR
MEETINGS OF THE BOARD OF DIRECTORS
          Section 4.1 Regular Meetings. Regular meetings of the Board of Directors shall be held immediately after the annual meeting of shareholders or a special meeting in lieu of the annual meeting. In addition, the Board of Directors may schedule other meetings to occur at regular intervals throughout the year.
          Section 4.2 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or by any two directors in office at that time.
          Section 4.3 Place of Meetings. Directors may hold their meetings at any place within or without the State of Florida as the Board of Directors may from time to time establish for regular meetings or as set forth in the notice of special meetings or, in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver.
          Section 4.4 Notice of Meetings. No notice shall be required for any regularly scheduled meeting of the directors. Unless waived as contemplated in Section 5.2, each director shall be given at least one day’s notice (as set forth in Section 5.1) of each special meeting stating the date, time, and place of the meeting.
          Section 4.5 Quorum. Unless a greater number is required by the articles of incorporation, these bylaws, or the Act, a quorum of the Board of Directors consists of a majority of the total number of directors that has been prescribed by resolution of shareholders or of the Board of Directors pursuant to Section 3.2.
          Section 4.6 Vote Required for Action. (a) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Act, the articles of incorporation, or these bylaws require the vote of a greater number of directors.

          (b) A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:
(i)	He objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting;

(ii)	His dissent or abstention from the action taken is entered in the minutes of the meeting; or

(iii)	He delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting.
The right of dissent or abstention is not available to a director who votes in favor of the action taken.
          Section 4.7 Participation by Telephone Conference. Any or all directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting.
          Section 4.8 Action by Directors Without a Meeting. Unless the articles of incorporation or these bylaws provide otherwise, any action required or permitted to be taken at any meeting of the Board of Directors or any action that may be taken at a meeting of a committee of the Board of Directors may be taken without a meeting if the action is taken by all the members of the Board of Directors (or of the committee as the case may be). The action must be evidenced by one or more written consents describing the action taken, signed by each director (or each director serving on the committee, as the case may be), and delivered to the corporation for inclusion in the minutes or filing with the corporate records.
          Section 4.9 Adjournments. Whether or not a quorum is present to organize a meeting, any meeting of directors (including an adjourned meeting) may be adjourned by a majority of the directors present, to reconvene at a specific time and place. At any reconvened meeting any business may be transacted that could have been transacted at the meeting that was adjourned. If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned.
ARTICLE FIVE
MANNER OF NOTICE AND WAIVER AS TO SHAREHOLDERS AND DIRECTORS
          Section 5.1 Procedure. Whenever these bylaws require notice to be given to any shareholder or director, the notice shall be given in accordance with this Section 5.1. Notice under these bylaws shall be in writing unless oral notice is reasonable under the circumstances. Any notice to directors may be written or oral. Notice may be communicated in person; by telephone, telegraph, teletype, or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication. Written notice to the shareholder, if in a comprehensible form, is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder’s address shown in the corporation’s current record of shareholders. Except as provided above, written notice, if in a comprehensible form, is effective at the earliest of the following:
(a)	When received or when delivered, properly addressed, to the addressee’s last known principal place of business or residence;
(b)	Five days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed; or
(c)	On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is sighed by or on behalf of the addressee.
Oral notice if effective when communicated if communicated in a comprehensible manner.
In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.
          Section 5.2 Waiver.
          (a) A shareholder may waive any notice before or after the date and time stated in the notice. Except as provided below in (b), the waiver must be in writing, signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records.
          (b) A shareholder’s attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
          (c) Unless required by the Act, neither the business transacted nor the purpose of the meeting need be specified in the waiver.
          (d) A director may waive any notice before or after the date and time stated in the notice. Except as provided below in (e), the waiver must be in writing, signed by the director entitled to the notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.
          (e) A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
ARTICLE SIX
OFFICERS
          Section 6.1 Number. The officers of the corporation shall consist of a President and a Secretary and any other officers, including a Chairman of the Board of Directors (who must be a director of the Corporation), a Chief Financial Officer, and one or more Vice Presidents and Assistant Secretaries, as may be appointed by the Board of Directors or appointed by a duly appointed officer pursuant to this Article Six. The Board of Directors shall from time to time create and establish the duties of the other officers. Any two or more offices may be held by the same person.
          Section 6.2 Election and Term. All officers shall be appointed by the Board of Directors or by a duly appointed officer pursuant to this Article Six and shall serve at the pleasure of the Board of Directors or the appointing officers as the case may be. All officers, however appointed, may be removed with or without cause by the Board of Directors and any officer appointed by another officer may also be removed by the appointing officer with or without cause.
          Section 6.3 Compensation. The compensation of all officers of the corporation appointed by the Board of Directors shall be fixed by the Board of Directors.
          Section 6.4 Chairman of the Board. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the shareholders and of the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or the Board of Directors.
          Section 6.5 President. The President shall be the chief operating officer of the corporation and shall have general supervision of, and responsibility of the business of the corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall be responsible for setting policy and direction under the general guidance of the Board of Directors in the absence or disability of the Chairman of the Board of Directors or if there is no Chairman of the Board of Directors, and in such event the President shall preside at all meetings of the Stockholders and the Board of Directors. The President shall perform such other duties as may from time to time be delegated to him by the Board of Directors.

          Section 6.6 Vice Presidents. In the absence or disability of the President, or at the direction of the President (and if there is no Chairman of the Board of Directors), the Vice President, if any, shall perform the duties and exercise the powers of the President. If the corporation has more than one Vice President the one designated by the Board of Directors shall act in lieu of the President. Vice Presidents shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign.
          Section 6.7 Chief Financial Officer. The Chief Financial Officer shall be responsible for the custody of all funds and securities belonging to the corporation and for the receipt, deposit or disbursement of funds and securities under the direction of the Board of Directors. The Chief Financial Officer shall cause to be maintained full and true accounts of all receipts and disbursements and shall make reports of the same to the Board of Directors and the President upon request. The Chief Financial Officer shall perform all duties as may be assigned to him from time to time by the Board of Directors.
          Section 6.8 Secretary. The Secretary shall be responsible for preparing minutes of the acts and proceedings of all meetings of shareholders and of the Board of Directors and any committees thereof. He shall have authority to give all notices required by law or these bylaws. He shall be responsible for the custody of the corporate books, records, contracts and other documents. The Secretary may affix the corporate seal to any lawfully executed documents and shall sign any instruments as may require his signature. The Secretary shall authenticate records of the corporation. The Secretary shall perform whatever additional duties and have whatever additional powers the Board of Directors may from time to time assign him. In the absence or disability of the Secretary or at the direction of the President, any assistant secretary may perform the duties and exercise the powers of the Secretary.
          Section 6.9 Bonds. The Board of Directors by resolution may require any or all of the officers, agents or employees of the corporation to give bonds to the corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with any other conditions as from time to time may be required by the Board of Directors.

ARTICLE SEVEN
DISTRIBUTIONS AND SHARE DIVIDENDS
          Section 7.1 Authorization or Declaration. Unless the articles of incorporation provide otherwise, the Board of Directors from time to time in its discretion may authorize or declare distributions or share dividends in accordance with the Act.
          Section 7.2 Record Date With Regard to Distributions and Share Dividends. For the purpose of determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other reacquisition of the corporation’s shares) or a share dividend, the Board of Directors may fix a date as the record date. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the Act.
ARTICLE EIGHT
SHARES
          Section 8.1 Authorization and Issuance of Shares. In accordance with the Act, the Board of Directors may authorize shares of any class or series provided for in the articles of incorporation to be issued for any consideration valid under the provisions of the Act. To the extent provided in the articles of incorporation, the Board of Directors shall determine the preferences, limitations, and relative rights of the shares.
          Section 8.2 Share Certificates. The interest of each shareholder in the corporation shall be evidenced by a certificate or certificates representing shares of the corporation which shall be in such form as the Board of Directors from time to time may adopt. Share certificates shall be numbered consecutively, shall be in registered form, if required, shall indicate the date of issuance, the name of the corporation and that it is organized under the laws of the State of Florida, the name of the shareholder, and the number and class of shares and the designation of the series, if any, represented by the certificate. If the corporation is authorized to issue more than one class and/or series of stock when a certificate is issued, a statement shall be placed on the back of such certificate summarizing the relative rights and preferences, as well as the designations and limitations of each class and/or series, or, in the alternative, stating that the corporation will furnish such a statement to any shareholder upon request without charge. Each certificate shall be signed by any one of the Chairman of the Board, President, a Vice President, Chief Financial Officer, and/or the Secretary. Where any such certificate is countersigned or otherwise authenticated by a transfer agent or a transfer clerk or registered by a registrar, a facsimile of the signatures of the designated officers or agents may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any such officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the time of its issue. The corporate seal need not be affixed.

          Section 8.3 Rights of Corporation with Respect to Registered Owners. Prior to due presentation for transfer of registration of its shares, the corporation may treat the registered owner of the shares as the person exclusively entitled to vote the shares, to receive any share dividend or distribution with respect to the shares, and for all other purposes; and the corporation shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
          Section 8.4 Transfers of Shares. Transfers of shares shall be made upon the transfer books of the corporation, kept at the office of the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate, or by an attorney lawfully constituted in writing; and before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the requirements of Section 8.6 of these bylaws shall have been met.
          Section 8.5 Duty of Corporation to Register Transfer. Notwithstanding any of the provisions of Section 8.4 of these bylaws, the corporation is under a duty to register the transfer of its shares only if:
(a)	the certificate is endorsed by the appropriate person or persons:

(b)	reasonable assurance is given that the endorsement or affidavit is genuine;

(c)	the corporation either has no duty to inquire into adverse claims or has discharged that duty;

(d)	the requirements of any applicable law relating to the collection of taxes have been met;

(e)	the transfer in fact is rightful or is to a bona fide purchaser; and

(f)	the transfer is not in violation of any agreement to which the shareholder is a party.
          Section 8.6 Lost, Stolen or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in the manner required by the Board of Directors and, if the Board of Directors requires, shall give the corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.
          Section 8.7 Fixing of Record Date with regard to Shareholder Action. For the purpose of determining shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors may fix a future date as the record date, which date shall be not more than sixty (60) days prior to the date on which the particular action, requiring a determination of shareholders, is to be taken. In lieu of closing the stock transfer books, the Board of Directors may fix a date during such period as the record date for any such determination of shareholders. If the stock transfer books are not closed and no record date is fixed for such determination of shareholders by the Board of Directors, then the record date, in the case of a shareholders’ meeting, shall be the day seven (7) days immediately preceding the day the notice of the meeting is mailed, and in the case of the declaration of a dividend, the date on which the resolution of the Board of Directors declaring such dividend was adopted. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the Act.
ARTICLE NINE
INDEMNIFICATION
          Section 9.1 Definitions. As used in this Article, the term:
(a)	“Corporation” includes any domestic or foreign predecessor entity of this corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(b)	“Director” means an individual who is or was a director of the corporation or an individual who, while a director of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation’s request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a director.

(c)	“Expenses” includes attorneys’ fees.

(d)	“Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(e)	“Officer” means an individual who is or was an officer of the corporation or an individual who, while an officer of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An officer is considered to be serving an employee benefit plan at the corporation’s request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. “Officer” includes, unless the context requires otherwise, the estate or personal representative of an officer.
(f)	“Party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(g)	“Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.
          Section 9.2 Basic Indemnification Arrangement.
(a)	Except as provided in subsections 9.2(d) and 9.2(e) below, the corporation shall indemnify an individual who is made a party to a proceeding because he is or was a director or officer against liability incurred by him in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceedings, he had no reasonable cause to believe his conduct was unlawful.

(b)	A person’s conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfied the requirement of subsection 9.2(a).

(c)	The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, be determinative that the proposed indemnitee did not meet the standard of conduct set forth in subsection 9.2(a).

(d)	The corporation shall not indemnify a person under this Article in connection with (i) a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or (ii) any proceeding in which such person was adjudged liable on the basis that he improperly received a personal benefit unless, and then only to the extent that, a court of competent jurisdiction determines pursuant to Section 14-2-854 of the Act that in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnification.

(e)	Indemnification permitted under this Article in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.
          Section 9.3 Advances for Expenses.
(a)	The corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer as a party to a proceeding in advance of final disposition of the proceeding if:
(i)	such person furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in subsection 9.2(a) above; and

(ii)	such person furnishes the corporation a written undertaking (meeting the qualifications set forth below in subsection 9.3(b)), executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Article or otherwise.
(b)	The undertaking required by subsection 9.3(a)(ii) above must be an unlimited general obligation of the proposed indemnitee but need not be secured and may be accepted without reference to financial ability to make repayment.
          Section 9.4 Authorization of and Determination of Entitlement to Indemnification.
(a)	The corporation acknowledges that indemnification of a director or officer under Section 9.2 has been pre-authorized by the corporation in the manner described in subsection 9.4(b) below. Nevertheless, the corporation shall not indemnify a director or officer under Section 9.2 unless a separate determination has been made in the specific case that indemnification of such person is permissible in the circumstances because he has met the standard of conduct set forth in subsection 9.2(a); provided, however, that regardless of the result or absence of any such determination, and unless limited by the articles of incorporation of the corporation, to the extent that a director or officer has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue or matter therein, because he is or was a director or officer, the corporation shall indemnify such person against reasonable expenses incurred by him in connection therewith.
(b)	The determination referred to in subsection 9.4(a) above shall be made, at the election of the board of directors:

(i)	by the board of directors of the corporation by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(ii)	if a quorum cannot be obtained under subdivision (i), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(iii)	by special legal counsel:
(1)	selected by the board of directors or its committee in the manner prescribed in subdivision (i) or (ii); or

(2)	if a quorum of the board of directors cannot be obtained under subdivision (i) and a committee cannot be designated under subdivision (ii), selected by a majority vote of the full board of directors (in which selection directors who are parties may participate); or
(iv)	by the shareholders; provided that shares owned by or voted under the control of directors or officers who are at the time parties to the proceeding may not be voted on the determination.
(c)	As acknowledged above, the corporation has pre-authorized the indemnification of directors and officers hereunder, subject to a case-by-case determination that the proposed indemnitee met the applicable standard of conduct under subsection 9.2(a). Consequently, no further decision need or shall be made on a case-by-case basis as to the authorization of the corporation’s indemnification of directors or officers hereunder. Nevertheless, evaluation as to reasonableness of expenses of a director or officer in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 9.4(b) above, except that if the determination is made by special legal counsel, evaluation as to reasonableness of expenses shall be made by those entitled under subsection 9.4(b)(iii) to select counsel.
          Section 9.5 Court-Ordered Indemnification and Advances for Expenses. Unless this corporation’s articles or incorporation provide otherwise, a director or officer who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification or advances for expenses if it determines that:
(a)	The applicant is entitled to mandatory indemnification under the final clause of subsection 9.4(a) above (in which case the corporation shall pay the indemnitee’s reasonable expenses incurred to obtain court-ordered indemnification);

(b)	The applicant is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in subsection 9.2(a) above or was adjudged liable as described in subsection 9.2(d) above (but if he was adjudged so liable, any court-ordered indemnification shall be limited to reasonable expenses incurred by the indemnitee unless the articles of incorporation of this corporation or a bylaw, contract or resolution approved or ratified by shareholders pursuant to Section 9.7 provides otherwise); or

(c)	In the case of advances for expenses, the applicant is entitled pursuant to the articles of incorporation, bylaws or any applicable resolution or agreement, to payment for or reimbursement of his reasonable expenses incurred as a party to a proceeding in advance of final disposition of the proceeding.
          Section 9.6 Indemnification of Employees and Agents. Unless this corporation’s articles of incorporation provide otherwise, the corporation may indemnify and advance expenses under this Article to an employee or agent of the corporation who is not a director or officer to the same extent as to a director or officer.
          Section 9.7 Shareholder Approved Indemnification.
(a)	If authorized by the articles of incorporation or a bylaw, contract or resolution approved or ratified by shareholders of the corporation by a majority of the votes entitled to be cast, the corporation may indemnify or obligate itself to indemnify a person made a party to a proceeding, including a proceeding brought by or in the right of the corporation, without regard to the limitations in other sections of this Article. The corporation shall not indemnify a person under this Section 9.7 for any liability incurred in a proceeding in which the person is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:
(i)	for any appropriation, in violation of his duties, of any business opportunity of the corporation;

(ii)	for acts or omissions which involve intentional misconduct or a knowing violation of law;

(iii)	for the types of liability set forth in Section 14-2-832 of the Act; or

(iv)	for any transaction from which he received an improper personal benefit.
(b)	Where approved or authorized in the manner described in subsection 9.7(a) above, the corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:
(i)	the proposes indemnitee furnishes the corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection 9.7(a)(i) — (iv) above; and

(ii)	the proposed indemnitee furnishes the corporation a written undertaking, executed personally, or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification.
          Section 9.8 Liability Insurance. The corporation may purchase and maintain insurance on behalf of a director or officer or an individual who is or was an employee or agent of the corporation or who, while an employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under Section 9.2, Section 9.3 or Section 9.4 above.
          Section 9.9 Witness Fees. Nothing in this Article shall limit the corporation’s power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.
          Section 9.10 Report to Shareholders. If the corporation indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the corporation, the corporation shall report the indemnification or advance, in writing, to the shareholders with or before the notice of the next shareholders’ meeting.
          Section 9.11 Amendments; Severability. No amendment, modification or rescission of this Article Nine, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of expenses as set forth herein shall be effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.
ARTICLE TEN
MISCELLANEOUS
          Section 10.1 Inspection of Books and Records. The Board of Directors shall have power to determine which accounts, books and records of the corporation shall be opened to the inspection of shareholders, except those as may by law specifically be made open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection. Without the prior approval of the Board of Directors in their discretion, the right of inspection set forth in Section 607.1602 of the Act shall not be available to any shareholder owning two percent (2%) or less of the shares outstanding.
          Section 10.2 Fiscal Year. The Board of Directors is authorized to fix the fiscal year of the corporation and to change the same from time to time as it deems appropriate.
          Section 10.3 Corporate Seal. If the Board of Directors determines that there should be a corporate seal for the corporation, it shall be in the form as the Board of Directors may from time to time determine.
          Section 10.4 Annual Financial Statements. In accordance with the Act, the corporation shall prepare and provide to shareholders such financial statements as may be required by the Act.
          Section 10.5 Conflict with Articles of Incorporation. In the event that any provision of these bylaws conflicts with any provision of the articles of incorporation, the articles of incorporation shall govern.

ARTICLE ELEVEN
AMENDMENTS
          Section 11.1 Power to Amend Bylaws. A majority of the Board of Directors shall have the power to alter, amend or repeal these bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended or repealed, and new bylaws adopted, by a majority of the shareholders. The shareholders may prescribe by expressing in the action they take in adopting or amending any bylaw or bylaws that the bylaw or bylaws so adopted or amended shall not be altered, amended or repealed by the Board of Directors.
          THE, undersigned being the Secretary of the Corporation, hereby certifies that these Bylaws are the true and correct Bylaws for the regulation of the Corporation that have been duly approved and adopted by the board of directors on May 4, 1998

/s/ Andrew D. Hutton
Andrew D. Hutton
Secretary